UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 12, 2010

NETSCOUT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0000-26251	04-2837575
(Commission File Number)	(IRS Employer Identification No.)

310 Littleton Road Westford, Massachusetts	01886
(Address of principal executive offices)	(Zip Code)

(978) 614-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 12, 2010, NetScout Systems, Inc., or the Company, completed a third amendment to that certain Lease, dated August 17, 2000, as amended, between Westford West I Limited Partnership, as successor to Arturo J. Gutierrez and John A. Cataldo, Trustees of Nashoba Westford Realty Trust, u/d/t dated April 27, 2000, and the Company, with respect to the Company’s principal executive office located at 310 Littleton Road, Westford, Massachusetts.

Pursuant to the third amendment, the Company has amended the term of the lease to provide that the term shall expire on September 30, 2023 and has replaced the definition of “Fixed Rent” to provide that for the period September 1, 2010 until September 30, 2023, fixed rent shall be $2,427,500.00 per year, $202,270.83 per month and $13.87 per rentable square foot. As part of the amendment, the landlord also agreed to cause its lender to deliver a subordination and non-disturbance agreement in favor of the Company.

A copy of the third amendment will be filed by the Company in its upcoming Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETSCOUT SYSTEMS, INC.

By:	/S/ DAVID P. SOMMERS
David P. Sommers Chief Financial Officer and Senior Vice President, General Operations

Date: August 18, 2010